SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2001 (November 13, 2001)

Province Healthcare Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23639	62-1710772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Westwood Place Suite 400 Brentwood, Tennessee	37027

(Address of Principal Executive Offices)	(Zip Code)

(615) 370-1377
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
SIGNATURES

Item 5. Other Events

     On November 13, 2001, Province Healthcare Company entered into an amended and restated senior credit facility with a syndicate of banks led by First Union National Bank, as Administrative Agent. The senior credit facility, as amended and restated, extends the maturity of the existing senior credit facility by five years (to 2006) and includes more favorable covenant and interest rate provisions. As amended, the senior credit facility provides Province loans and letter of credit availability in an aggregate amount of up to $250.0 million, consisting of a $203.0 million revolving credit facility and a $47.0 million end-loaded lease facility. The revolving credit facility will be available to fund possible acquisitions and for general corporate purposes.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY

By: /s/ Brenda B. Rector

Brenda B. Rector
Vice President and Controller

Date:	November 19, 2001